Szaferman, Lakind, Blumstein & Blader, P.C. Attorneys at Law 101 Grovers Mill Road, Suite 200 Lawrenceville, NJ 08648 P: 609.275.0400 F: 609.275.4511 www.szaferman.com	Arnold C. Lakind
Barry D. Szaferman
Jeffrey P. Blumstein
Steven Blader
Brian G. Paul+
Craig J. Hubert++
Michael R. Paglione*
Lionel J. Frank**
Jeffrey K. Epstein+
Stuart A. Tucker
Scott P. Borsack***
Daniel S. Sweetser*
Robert E. Lytle
Janine G. Bauer***
Daniel J. Graziano
Jr.
Nathan M.
Edelstein**
Ryan A. Marrone
Bruce M. Sattin***
Gregg E. Jaclin**

Of Counsel
Stephen Skillman
Linda R. Feinberg
Paul T. Koenig, Jr.
Robert A. Gladstone
Janine Danks Fox*
Richard A. Catalina Jr.*†
Eric M. Stein**

Robert P. Panzer
Robert G. Stevens Jr.**
Michael D. Brottman**
Benjamin T. Branche*
Lindsey Moskowitz Medvin**
Mark A. Fisher
Tracey C. Hinson**
Robert L. Lakind***
Thomas J. Manzo**
Melissa A. Ruff
Jamie Yi Wang#
Bella Zaslavsky**
Blake J. Barron**
Kathleen O’Brien**

+Certified Matrimonial Attorney
++Certified Civil and Criminal
Trial Attorney
*NJ & PA Bars
**NJ & NY Bars
***NJ, NY & PA Bars
#NY Bar
†U.S. Patent & Trademark Office

September 26, 2013

Liberty Star Uranium & Metals Corp.
5610 E. Sutler Lane
Tucson, Arizona 85712

Gentlemen:

You have requested our opinion as counsel for Liberty Star Uranium & Metals Corp., a Nevada corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to an offering of 244,500,000 shares of the Company’s common stock, par value $0.00001 per share, that are to be issued to the selling shareholder (the “Selling Shareholder”) pursuant to that certain investment agreement dated August 20, 2013 (the “Offering”).

In order to render our opinion, we have examined the following documents identified and authenticated to our satisfaction:

(a)	the Registration Statement and which includes the prospectus;
(b)	the executed agreements by which the Selling Shareholder acquired their interests through the Offering;
(c)	the Certificate of Incorporation of the Company dated August 20, 2001; and
(d)	a confirmation of the Company’s active status per the Secretary of State of the State of Nevada’s website as of September 26, 2012.

In each instance we have relied upon the content of each of the documents set forth above. In reliance thereon, and based upon our review of the foregoing, it is our opinion that the common stock to be sold by the selling security-holder will be legally issued, fully paid and non-assessable.

We offer our opinion based upon the laws of the State of New Jersey and have assumed without further inquiry that the laws of the State of Nevada are substantially similar to and would lead to the same result as those of the State of New Jersey in respect of the opinions contained herein. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

Liberty Star Uranium & Metals Corp. September 26, 2013 Page 2

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Experts” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

SZAFERMAN, LAKIND, BLUMSTEIN & BLADER, PC

By: /s/ Gregg E. Jaclin
Gregg E. Jaclin
For the Firm